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                                                                      EXHIBIT d.

CERTIFICATE                                                            NUMBER OF
NUMBER                                                                    SHARES

------------                                                          ----------



                      NUVEEN QUALITY PREFERRED INCOME FUND
          Organized Under the Laws of the Commonwealth of Massachusetts
                         FundPreferred shares, Series __
                            $.01 Par Value Per Share
                  $___________ Liquidation Preference Per Share


                                                     Cusip No. [               ]

This Certifies that _______________________ is the owner of (_____________)
fully paid and non-assessable shares of beneficial interest of FundPreferred shares, Series ___, $.01 par value per share, $__________ liquidation preference per share, of Nuveen Quality Preferred Income Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of beneficial interest of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge. The Fund is organized as a Massachusetts business trust.

This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this ___ day of ___________ A.D. 20___.

THE BANK OF NEW YORK                        NUVEEN QUALITY PREFERRED INCOME FUND
As Transfer Agent and Registrar
By:      __________________________         By:     ____________________________
         Authorized Signature                       Vice President

                                            Attest: ____________________________
                                                    Assistant Secretary



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FOR VALUE RECEIVED, _________________ hereby sell, assign and transfer unto
______________ Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated _____________________, ______

In presence of

-------------------- ------------------


                  FundPreferred shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Statement Establishing and Fixing the Rights and Preferences of such Shares, copies of which will be furnished by the Fund to any shareholders upon request and without charge.

                  The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.